SCHEDULE 14 A INFORMATION

   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934


Filed by the Registrant  [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement        [  ] Confidential,
                                        for Use of the Commission
                                        Only (as permitted by
Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-2.

              SEVENSON ENVIRONMENTAL SERVICES, INC.
_________________________________________________________________
        (Name of Registrant as Specified In Its Charter)

_________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than
     Registrant))

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-12.

     (1) Title of each class of securities to which transaction applies:

________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:

________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          _______________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
          _______________________________________________________

     (5)  Total fee paid:
          _______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

              Sevenson Environmental Services, Inc.

                       2749 Lockport Road
               Niagara Falls, New York 14302-0396


                    NOTICE OF ANNUAL MEETING


TO ALL STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of
Sevenson Environmental Services, Inc., a New York corporation, will be held at the Comfort Inn, One Prospect Point, Niagara
Falls, New York, on May 18, 1999, at 10:00 a.m., for the following purposes:

     (1) To elect eight Directors, two of whom will be Class A Directors elected by holders of Common Stock and six of whom will be Class B Directors elected by holders of Class B Common Stock, such Directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

     (2) To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 1999.

     (3) To transact such other business as may properly come before the meeting.

                         By Order of the Board of Directors,

                         WILLIAM J. McDERMOTT

                         Secretary

April 12, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE,
SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE
PROVIDED.

                         PROXY STATEMENT
               FOR ANNUAL MEETING OF STOCKHOLDERS
                               OF
              Sevenson Environmental Services, Inc.

                         _______________

                          TO BE HELD AT
                         THE COMFORT INN
                       ONE PROSPECT POINT
                     NIAGARA FALLS, NEW YORK
                         ON MAY 18,1999

                         _______________

                         PROXY STATEMENT

GENERAL MATTERS

     The accompanying proxy is solicited by the Board of Directors of Sevenson Environmental Services, Inc. (the "Company") for the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Comfort Inn, One Prospect Point, Niagara Falls, New York, 14302, on Tuesday, May 18,1999, at 10:00 a.m. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about April 12, 1999.

     The cost of solicitation of proxies will be borne by the Company. Solicitation other than by mail may be made by officers or by regular employees of the Company, who will receive no additional compensation therefor, by personal or telephone solicitation, the cost of which is expected to be nominal. The Company will reimburse brokerage firms and other securities custodians for their expenses in forwarding proxy materials to their principals.

     Only holders of shares of Common Stock, par value $.Ol per share (the "Common Stock") and the Company's Class B Common Stock, par value $.Ol per share (the "Class B Common Stock") of record at the close of business on April 5, 1999 will be entitled to notice of and to vote at the meeting and at all adjournments thereof. At the close of business on April 5, 1999, the Company had outstanding approximately 2,110,779 shares of Common Stock and 7,434,850 shares of Class B Common Stock. At the meeting, the holders of Common Stock will be entitled, as a class, to elect two Directors (the Class A Directors) and the holders of Class B Common Stock will be entitled, as a class, to elect the remaining six Directors (the Class B Directors).

     Except for the election of Directors and except for class votes as required by law, holders of both classes of Common Stock vote or consent as a single class on all matters, with each share of Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share.

     Shares of Common Stock represented by the proxies in the form enclosed, properly executed, will be voted in the manner designated, or if no instructions are indicated, in favor of Directors named therein and for the ratification of the appointment of Deloitte & Touche LLP as independent accountants. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. The proxy given by the enclosed proxy card may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth information concerning the persons known to the Company to beneficially own, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, more than 5% of the outstanding shares of Common Stock or Class B Common Stock, the number of shares of each class owned by each Director of the Company, the named executive officers and by all executive officers and Directors as a group, as of March 16, 1999, and the aggregate voting power held by such persons and the group in circumstances where Class B Common Stock votes as one class with the Common Stock.

                           Shares of              Shares of Class B
Name(1)                  Common Stock(2)           Common Stock(2)
________________________ _______________          _________________
                                                                        Voting
                          Number      Percentage  Number    Percentage  Power
                          ______      __________  ______    __________  ______
Royce & Associates, Inc.  1,153,320     54.64%            0       0      1.51%
 1414 Avenue of Americas
 New York, N.Y. 10019
Michael A. Elia                   0       0       1,361,590(7)  18.31%  17.81%
Laurence A. Elia                  0       0       1,389,920(8)  18.69%  18.18%
Richard A. Elia                   0       0       1,391,420(9)  18.71%  18.20%
William J. McDermott              0       0       1,405,900(10) 18.91%  18.39%
Alan R. Elia, Jr.             7,000(3)    *         245,000(3)   3.30%   3.20%
Arthur A. Elia               22,180(4)    *               0       0       *
Dena M. Armstrong            14,700(5)    *               0       0       *
Joseph J. Castiglia           6,400(6)    *               0       0       *
Robert S. Kelso               5,120(6)    *               0       0       *
All officers and Directors
 as a group                  47,520       *       5,793,830     77.90%  75.78%
_______________________________________________________________________________

*Less than 1%

(1) Unless otherwise noted, the address of all beneficial owners is c/o Sevenson Environmental Services, Inc., 2749 Lockport
     Road, Niagara Falls, New York 14302-0396.

(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, and individuals may disclaim beneficial ownership for other purposes. Each stockholder has sole investment and voting power over the shares opposite his name unless otherwise indicated. The Class B stockholders are parties to a Voting Agreement pursuant to which all shares of Class B Common Stock are to be voted in accordance with the majority vote, except in situations in which there exist certain conflicts of interest. The Voting Agreement commenced in 1989, is for a term of ten years and is subject to renewal.

(3) Does not include 5,240 shares of Common Stock held in trusts, of which he is a co-trustee, for the benefit of his children and as to which he disclaims beneficial ownership and 1,151,240 Class B shares held by a trust of which he and his father, Alan R. Elia, Sr., are co-trustees.

(4) Includes 4,800 shares of Common Stock which may be acquired under options granted to non-employee Directors pursuant to the 1989 Incentive Stock Plan. Does not include 7,090 shares of Common Stock held by his spouse as to which he disclaims beneficial ownership.

(5) Includes 12,600 shares of common Stock which may be acquired under options.

(6) Includes 4,800 shares of Common Stock which may be acquired under options granted to non-employee directors pursuant to the 1989 Incentive Stock Plan.

(7) Does not include 72,000 Class B shares held by his spouse and 67,760 held in trusts, of which he is a co-trustee, for the benefit of his minor children, and as to which he disclaims beneficial ownership.

(8) Does not include 80,000 Class B shares held by his spouse and 36,480 Class B shares held by his spouse as custodian for his minor children as to which he disclaims beneficial ownership and 5,100 Class B shares held in trusts for the benefit of his minor children of which he is a co-trustee and as to which he disclaims beneficial ownership.

(9) Does not include 80,000 Class B shares held by his spouse and 36,480 Class B shares held by his spouse as custodian for his minor children as to which he disclaims beneficial ownership and 3,600 Class B shares held in trusts for the benefit of his minor children of which he is a co-trustee and as to which he disclaims beneficial ownership.

(10) Does not include 80,000 Class B shares held by his spouse and 24,320 Class B shares held by his spouse as custodian for his minor children as to which he disclaims beneficial ownership and 4,040 Class B shares held in trusts for the benefit of his minor children of which he is a co-trustee and as to which he disclaims beneficial ownership.

ELECTION OF DIRECTORS

     It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the two nominees for Class A Director named below. The Class B Directors will be elected by the holders of the Class B Common Stock. Holders of Common Stock are not entitled to vote on the election of the Class B Director nominees. Directors are elected by a plurality of the votes cast; accordingly, abstentions and broker non-votes will have no effect.

     The nominees proposed for election to the Board of Directors are all presently members of the Board. The nominees named herein, if elected as Class A Directors, will hold office until the next succeeding Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event either nominee for Class A Director becomes unavailable and a vacancy exists, it is intended that the persons named in the proxy may vote for a substitute who will be recommended by the remaining Director. It is anticipated that Michael A. Elia, Laurence A. Elia, Richard A. Elia, William J. McDermott and
Alan R. Elia, Jr., who own 77.9% of the Class B Common Stock (the "Principal Stockholders"), will execute a proxy authorizing the voting for all of the nominees for Class B Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as Directors. All Directors have served continuously as such from the year stated.

_________________________________________________________________
                                Director
Name                   Age      Since        Title
_________________________________________________________________
Nominees for
 Class A Directors
Joseph J. Castiglia    64       1989         Director
Robert S. Kelso        78       1989         Director
_________________________________________________________________
Nominees for
 Class B Directors
Michael A. Elia        47       1980         President, Chief
                                              Executive Officer
                                              and Director
Laurence A. Elia       48       1979         Vice President and
                                              Director
Richard A. Elia        45       1982         Executive Vice
                                              President and
                                              Director
William J. McDermott   49       1979         Vice President -
                                              Finance, Secretary
                                              and Director
Dena M. Armstrong      41       1982         Assistant Vice
                                              President -
                                              Finance, Treasurer
                                              and Director
Arthur A. Elia         70       1979         Director
_________________________________________________________________

     Joseph J. Castiglia, former Vice Chairman, President and Chief Executive Officer of Pratt & Lambert United, Inc., (paint, industrial coatings, and adhesives manufacturer) Buffalo, NY. is presently a business consultant and private investor, JBC Enterprises, East Aurora, NY. He also serves as Chairman, Catholic Health System of Western New York (consortium of hospitals); Chairman, Blue Cross & Blue Shield of Western New York, Inc. (health care and health insurance company); Director, New York State Electric and Gas Corporation (utility); Director, Vision Group of Funds and Vision Fiduciary Funds, Inc. (mutual fund group); and Director, Community Foundation for Greater Buffalo. Mr. Castigilia was Vice Chairman, President and Chief Executive Officer of Pratt & Lambert United, Inc. from August 1994 until his retirement in January 1996. Prior to that time, he was President and Chief Executive Officer of Pratt & Lambert, Inc. from 1989 until July 1994, at which time the company was merged with United Coatings, Inc. He received his B.B.A. degree from Canisius College and is a Certified Public Accountant in the State of New York.

     Robert S. Kelso served as President, Chief Executive Officer and a Director of Calspan Corporation (aerospace research and development company) from 1970 until his retirement in 1978.
From 1984 until 1993 he served as a Director of Blue Shield of Western New York, Inc. (health care and health insurance company). He received B.S. and M.S. degrees in engineering from the Massachusetts Institute of Technology and the University of Michigan, respectively.

     Michael A. Elia has served as Chief Executive Officer of the Company since 1984. Prior to 1984 he served as Vice President in charge of construction operations of the Company. He received his B.S. degree in Civil Engineering from Villanova University. Mr. Elia is also a director of Sovran Self Storage Inc., a real estate investment trust which owns and operates self-storage centers.

     Laurence A. Elia has served as a Vice President of the Company and its predecessors since 1975 and in various executive capacities prior to that time. He received his A.B. and B.S.
degrees in Engineering from Dartmouth College.

     Richard A. Elia has served as a Vice President of the Company since 1982 and in various executive capacities prior to that time. He received his B.S. degree in Business
Administration from Villanova University.

     William J. McDermott has served as Vice President-Finance of the Company since 1986, and as Secretary since 1987. Prior to 1986 he served as legal counsel with the Company and its predecessors. He received his J.D. and B.S. (Civil Engineering) degrees from the State University of New York at Buffalo. He is a member of the New York bar.

     Dena M. Armstrong has been employed by the Company and its predecessors since 1975. Since 1982 she has served as Assistant
Vice President-Finance. She received her B.S. degree from Niagara University.

     Arthur A. Elia has been with the Company including its predecessors since 1947. From 1947 until 1982 he served as a Vice President. From 1982 to 1984 he served as the Chief Executive Officer of the Company. Arthur Elia is the father of Michael, Laurence and Richard Elia and Dena M. Armstrong is their cousin.

     The Board of Directors recommends a vote FOR the election of the above nominees.


BOARD OF DIRECTORS AND COMMITTEES

     During 1998, the Board of Directors had four meetings. The Board of Directors has an Audit Committee consisting of Messrs. Castiglia and Kelso and a Compensation Committee consisting of Messrs. Castiglia, Kelso and Arthur A. Elia. The Board of Directors does not have a nominating committee.

     The Audit Committee recommends independent accountants for selection by the Board of Directors, reviews the results and scope of the audit and the services provided by and the fees paid to the independent accountants. The Audit Committee also reviews semi-annually the allocation of expenses pursuant to the Services Agreement between the Company and SCC Contracting, Inc. (SCC), a general construction business owned by the Principal Stockholders. See "Certain Transactions - Transactions with SCC." During 1998, the Audit Committee had two meetings.

     The Compensation Committee makes recommendations to the Board of Directors with respect to compensation of Directors and executive officers. The Committee administers the Bonus Plan and the 1989 Incentive Stock Plan. During 1998, the Compensation Committee had one meeting.

     Every member of the Board of Directors attended at least 75% of the meetings of the Board and of the committees of which the Director is a member.


REMUNERATION OF DIRECTORS

     Directors who are not employees of the Company are paid an annual retainer of $6,000 plus a fee of $1,000 for each meeting of the Board of Directors attended, and each meeting of a committee of the Board of Directors attended when not scheduled on the same day as a Board Meeting, and are reimbursed for their expenses incurred in attending such meetings.

     In accordance with the provisions of the 1989 Incentive
Stock Plan, each non-employee Director is entitled to receive a one-time, non-discretionary option to acquire 4,800 shares of Common Stock.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

     Decisions on compensation of the Company's executives generally are made by the three-member Compensation Committee of the Board (the "Committee"). Each member of the Committee is a non-employee director. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under the Company's 1989 Incentive Stock Plan (the "Plan").

     The Company's executive compensation policies are to provide competitive levels of compensation that integrate pay with the Company's performance goals, reward profitability, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. In 1998, these policies were carried out through the compensation components of salary, profit sharing, pension, perquisites, bonus and, for officers other than those named in the following Summary Compensation Table, incentive stock options.

     Although the Committee has approved modest periodic increases in the salaries of executive officers other than those named in the Summary Compensation Table, at the request of the named executive officers no increase in their salaries was implemented for a nine year period through 1996. In subsequent years, the Committee has approved increases in salary for each of these officers to offset some of the loss of the value of their salaries due to inflation. A competitive salary structure is the most fundamental component of executive compensation used by the Committee to assist in attracting and retaining qualified executives.

     The Committee considers the profitability of the Company in awarding bonuses under the Bonus Plan, which are awarded based solely on individual performance and Company profitability. Bonuses have been awarded to various officers including the named executive officers, as indicated in the Summary Compensation Table. Annual Company contributions to the Company's Profit Sharing Plan, if any, are made from the Company's current or accumulated profits and are then allocated among participants based upon compensation.

     Neither pension allocations nor perquisites, which include income tax return preparation, club membership dues, interest-free loans for split dollar life insurance premiums and provision of or payments for automobiles, relate directly to the Company's performance. Instead, these relatively inexpensive components of executive compensation are primarily viewed as necessary to keep compensation levels competitive and to assist in attracting and retaining qualified executives.

     The Committee also believes that stock ownership by management and employees serves as an incentive to the enhancement of stockholder value. In 1998, incentive stock options were awarded to certain officers, not including those named in the Summary Compensation Table, and employees. Because the named executive officers are also among the Principal Stockholders, the Committee sees less reason to award them options, stock appreciation rights ("SARs") or restricted stock. Accordingly, while the named executive officers continue to be eligible to participate in the Plan, and the Committee reserves the right to make awards to them in the future based on individual or Company performance, assistance in the attraction or retention of qualified executives, or other qualitative or quantitative criteria, it has never awarded the named executive officers any options, SARs or restricted stock.

     The Committee's approach to establishing Mr. Michael Elia's compensation does not differ from the policies and criteria described above, except that recognition is given to the fact that, as President and Chief Executive Officer, Mr. Elia's responsibility for the Company's performance is incrementally greater than that of the other executive officers. In particular, the Committee considered the difficult industry conditions faced by the Company in 1997 which caused profit margins to shrink and lowered backlog at the beginning of 1998. Despite this the Company was able to increase revenue and operating profit over the prior year and to end the year with record backlog. Company profit in 1998 was also increased by management initiatives to lower overhead costs. The Committee is satisfied that the Company continues to be among the best managed companies in its industry.

     Compensation Committee:

     Joseph J. Castiglia
     Robert S. Kelso
     Arthur A. Elia

Summary Compensation Table

     The following Summary Compensation Table sets forth information with respect to the annual and other compensation paid or accrued by the Company during the years ended December 31, 1998, 1997 and 1996 for (i) the chief executive officer and
(ii) the three other executive officers of the Company whose annual compensation exceeded $100,000, for services rendered in all capacities.
                                   Annual
                                 Compensation
                                 ____________
Name and Principal                                All Other
Position               Year   Salary    Bonus(l)  Compensation(2)
                               ($)        ($)          ($)
_________________________________________________________________
Michael A. Elia,       1998   212,180   53,694    15,880
Chief Executive        1997   206,000   37,847    16,028
 Officer               1996   200,000   53,885    15,158

Richard A. Elia        1998   201,570   53,694    15,737
Executive Vice-        1997   195,700   37,847    15,887
 President             1996   190,000   53,885    14,969

William J. McDermott,  1998   190,960   53,694    16,059
Vice President -       1997   185,400   37,847    16,024
 Finance               1996   180,000   53,885    15,405

Laurence A. Elia       1998   190,960   53,694    15,937
Vice President         1997   185,400   37,847    16,096
                       1996   180,000   53,885    15,125


(1) Amounts shown in this column represent cash bonuses paid and annual awards under the Company's Profit Sharing Plan, in which most regular employees participate on the basis of compensation.

(2) Amounts shown for 1998 include the dollar value of split dollar life insurance premiums paid by the Company on behalf of each of the named executive officers, in the amounts of $1,474, $1,331, $1,653, and $1,531, respectively. Such amounts also include Company contributions to the accounts of each named executive officer in the defined contribution pension plan in the amount of $14,406 each.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Castiglia, Kelso and Arthur A. Elia served on the Compensation Committee of the Company for the past fiscal year. The Company pays interest at the annual rate of 9% to Arthur A. Elia, a Director and a former executive officer of the Company, and to his brother Alan Elia, Sr., with respect to the indebtedness incurred by the Company in 1981 in connection with its acquisition of a construction business owned by them. The amount of the principal indebtedness, all of which is unsecured, owed to Arthur A. Elia and Alan Elia, Sr. as of December 31, 1998 was $1,000,000 each, and interest payments to them in 1998 were $90,000 each. The indebtedness to each matures six months after his death and is funded by life insurance.

     Other than as stated above, during the fiscal year no Compensation Committee member had any interlocking relationship with the Company of the type required by Item 402(j) of Regulation S-K to be disclosed herein.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
1994

     Section 16(a) of the Securities Exchange Act of 1994 requires the Company's directors and certain officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the SEC. Directors, officers and greater-than-10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of information furnished to the Company, reports filed through the Company and written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and greater-than-10% beneficial owners were complied with during fiscal year 1998, except that Messrs. Michael A. Elia, Laurence A. Elia, Richard A. Elia and William J. McDermott each filed one late report and Mr. Alan A. Elia two late reports of a conversion of shares of Class B Common Stock into an equal number of shares of Common Stock in connection with gifts made by them. Reports of those gifts were timely filed.

FIVE-YEAR STOCKHOLDER RETURN COMPARISON

     The following line-graph presentation compares cumulative stockholder returns on an indexed basis since 1994 with the S&P
500 Stock Index and a peer group of companies selected by the Company.

     The peer group consists of five companies engaged in the environmental services and/or contracting business; those companies are: CET Environmental Services, Inc., IT Group, Michael Baker Corp., Dames & Moore Group and ThermoRetec (f/k/a Thermo Remediation Inc.). The peer group has changed from that used last year. Two companies in the peer group last year, Flour Daniel/GTI, Inc. and OHM Corp., were acquired by IT Group during 1998 and thus no longer exist as independent companies. Two companies were added to the peer group to take their place, Michael Baker Corp. and Dames & Moore Group.


(GRAPHINSERT)
TOTAL STOCKHOLDER RETURNS
SEVENSON ENVIRONMENTAL SERVICES, INC.
DECEMBER 31, 1993 - DECEMBER 31, 1998


                        Dec 93   Dec 94   Dec 95  Dec 96   Dec 97   Dec 98
                        ______   ______   ______  ______   ______   ______

Sevenson Environmental
  Svcs                 $100.00  $116.90  $123.99  $132.80  $145.10  $112.21
S&P 500 Index          $100.00  $ 98.46  $132.05  $158.80  $208.05  $263.53
Peer Group             $100.00  $ 86.45  $ 81.43  $122.55  $121.40  $122.01


CERTAIN TRANSACTIONS

Transactions with SCC

     Prior to an internal restructuring of the Company completed before the Company's initial public offering in April, 1989, the Company also conducted a general construction business. As part of the restructuring, the general construction business was transferred to SCC. All of the capital stock of SCC was distributed to and is owned by the Principal Stockholders. The business of SCC and the Company have been and are expected to continue to be operated out of the office, yard and shop facilities owned by the Company. SCC has used to varying degrees and is expected to continue to use the Company's office and administrative personnel, computer resources, equipment and other Company personnel.

     An agreement (the "Services Agreement") provides guidelines for the Company's performance and pricing of services it provides to SCC and facilities used by SCC. The Company's charges to SCC are based upon a cost allocation system believed by the Company to be fair and equitable to the Company's stockholders. Allocation of these costs is generally based upon usage. SCC and the Company rent equipment owned by the other. In such circumstances the user pays the fair market rental rate.

     During 1998, SCC paid the Company approximately $135,722 for general and administrative services and general yard and shop services, and the Company paid SCC $168,348 for the use of equipment. The formulae and actual intercompany charges are reviewed semi-annually by the Audit Committee of the Company's Board of Directors.

     The Company's liability insurance and workers compensation policies are written to cover both the Company and SCC. Since these policies contain limits which are applicable to both SCC and the Company, covered losses experienced by SCC would increase the costs of and reduce limits of coverage available to the Company. SCC will pay the portion of the premiums for these policies attributable to its operations. In 1998, the Company's share of the liability insurance and workers compensation premiums was approximately $1,966,212 and SCC's share totaled approximately $94,074.

     Premiums for the Company's general liability and workers compensation policies are retrospectively rated, which means that premiums for past policy years are recalculated annually in subsequent years to reflect actual losses under the policies. Recalculation can result in an increase or decrease in the premiums within certain limits. The Company and SCC have agreed to share such increases and decreases pro-rata on the basis of the respective portion of the original premiums paid. Accordingly, losses incurred by SCC could result in increases in the Company's insurance premiums in an amount disproportionate to its own loss experience.

     As is customary in the industry, the Company is obligated to indemnify its surety against losses incurred by the surety on surety bonds written on behalf of the Company and its subsidiaries. The Company remains liable to the surety for any loss on surety bonds written on behalf of SCC prior to March 1, 1989 when SCC was part of the Company. The surety has not suffered any losses on such surety bonds and the Company is not aware of any basis for any claims that could give rise to such losses. SCC and the Principal Stockholders have agreed to indemnify the Company against any loss the Company sustains as a result of its indemnification of the surety on surety bonds written on behalf of SCC.

     The Company maintains both a money-purchase pension plan and a profit sharing plan. SCC formerly maintained identical plans for its employees which were merged into the Company's plans effective as of January 1, 1989. Persons employed by both the Company and SCC in the same year will receive allocations to the plans from both companies based on their compensation from each.

Other Transactions

     See "EXECUTIVE COMPENSATION - Compensation Committee
     Interlocks and Insider Participation."

     In May 1988, a corporation owned primarily by the Principal Stockholders acquired a hotel in Niagara Falls, New York. The Company provides bookkeeping and accounting services to the hotel and charges the corporation an amount equal to the Company's costs (determined on the basis of computer usage) of providing such services. In 1998, these costs totaled approximately $114,664.


AUDITORS

     The firm of Deloitte & Touche LLP, independent certified public accountants, has audited the records of the Company for the past fifteen years. The Board of Directors wishes to continue the services of this firm for the fiscal year ending December 31, 1999, and the stockholders' ratification of such appointment is requested. If the stockholders do not ratify the selection of Deloitte & Touche LLP by the affirmative vote of a majority of votes cast at the Annual Meeting of Stockholders on this proposal, selection of independent accountants will be reconsidered by the Board of Directors.

     Representatives of Deloitte & Touche LLP will attend the
Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 1999.

SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be included in the proxy materials for the 2000 Annual Meeting of Stockholders must be received by the Secretary, Sevenson Environmental Services, Inc., 2749 Lockport Road, Niagara Falls, New York 14302-0396, no later than December 14, 1999.

     In the case of a stockholder who wishes to present a proposal for consideration at the 2000 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy statement, unless notice of such proposal is received by the Secretary of the Company no later than February 27, 2000, management proxies would be allowed to use their discretionary voting authority to vote on such proposal.

OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors of the Company did not contemplate or expect that any business other than that pertaining to the subjects referred to in this Proxy Statement would be brought up for action at the meeting, but in the event that other business calling for a stockholders' vote does properly come before the meeting, the Proxies will vote thereon according to their best judgment in the interest of the Company.


                    By Order of the Board of Directors,
                    SEVENSON ENVIRONMENTAL SERVICES, INC.
April 12, 1999      William J. McDermott, Secretary

                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                   SEVENSON ENVIRONMENTAL SERVICES, INC.
                            2749 Lockport Road
                      Niagara Falls, New York  14302

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


     The undersigned, revoking all prior proxies, hereby appoints
Michael A. Elia and William J. McDermott, or either of them, as proxies with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all the shares of Common Stock of Sevenson Environmental Services, Inc. held of record by the undersigned on April 5, 1999 at the Annual Meeting of Stockholders to be held at the Comfort Inn, One Prospect Point, Niagara Falls, New York, on May 18, 1999, or any adjournment thereof.

               (Continued and to be Signed on Reverse Side)

[ X ]  Please mark
       your votes as
       in this example

          The Directors recommend a vote FOR election of all nominees and FOR proposal 2.


1.   Election of Class A Directors

      FOR      WITHHELD
     [   ]      [   ]  Nominees: Joseph J. Castiglia,
                                 Robert J. Kelso

     FOR except vote withheld from the following nominee(s):

     __________________________________


2. Ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal year 1999

      FOR        AGAINST          ABSTAIN
     [   ]        [   ]            [   ]


3. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

     Change of Address/comments on reverse side   [   ]

     I plan to attend the meeting                 [   ]

     I do not plan to attend the meeting          [   ]



SIGNATURE(S)__________________________________   Date ____________________


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. If a corporation, please sign in full by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                   SEVENSON ENVIRONMENTAL SERVICES, INC.
                            2749 Lockport Road
                      Niagara Falls, New York  14302


     The undersigned, revoking all prior proxies, hereby appoints Michael A. Elia and William J. McDermott, or either of them, as proxies with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all the shares of Class B Common Stock of Sevenson Environmental Services, Inc. held of record by the undersigned on April 5, 1999 at the Annual Meeting of Stockholders to be held at the Comfort Inn, One Prospect Point, Niagara Falls, New York, on May 18, 1999, or any adjournment thereof.

               (Continued and to be Signed on Reverse Side)

[ X ]  Please mark
       your votes as
       in this example


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The Directors recommend a vote FOR election of all nominees and FOR proposal 2.


1.   Election of Class B Directors

      FOR      WITHHELD
     [   ]      [   ]  Nominees: Michael A. Elia, Laurence A. Elia,
                                 Richard A. Elia, William J.
                                 McDermott, Dena M. Armstrong,
                                 Arthur A. Elia

     FOR except vote withheld from the following nominee(s):

     __________________________________


2. Ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal year 1999

      FOR        AGAINST          ABSTAIN
     [   ]        [   ]            [   ]


3. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof


     Change of Address/comments on reverse side   [   ]

     I plan to attend the meeting                 [   ]

     I do not plan to attend the meeting          [   ]



SIGNATURE(S)__________________________________   Date ____________________


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. If a corporation, please sign in full by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.